Exhibit 99.1

Pall Corporation Names Lawrence D. Kingsley President and Chief Executive Officer

Port Washington, N.Y., August 8, 2011 – Pall Corporation’s (NYSE:PLL) board of directors today announced that Larry Kingsley has been unanimously elected president and chief executive officer, effective October 3, 2011. He will also be elected a director after he joins the company. Mr. Kingsley, 48, currently chairman of the board, president and chief executive officer of IDEX Corporation, will succeed Eric Krasnoff who announced his intention to retire earlier this year.

Chairman Ronald L. Hoffman said, “We could not be more pleased that Larry will be joining Pall. The board's goal was to find a visionary leader with an impressive record of performance managing a global technology company. Larry has a proven track record of success and has demonstrated the ability to grow and transform multiple businesses throughout his career.”

Mr. Hoffman continued, “On behalf of everyone at Pall, I want to thank Eric Krasnoff for his vision, leadership and dedication throughout a long and distinguished career. He leaves our company well positioned to meet the needs of customers around the globe.”

Mr. Kingsley said, “Pall has a rich history of innovation and an enviable position in the filtration industry. It is an honor to join Pall and continue the progress toward developing one of the world’s best technology companies.”

Prior to his role with IDEX Corporation, Mr. Kingsley held management positions of increasing responsibility with Danaher Corporation, Kollmorgen Corporation and Weidmuller Incorporated.

Mr. Kingsley also serves on the boards of Cooper Industries, PLC. and several non-profit organizations in the greater Chicago area. He will be relocating to the New York area later this year.

About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation, with total revenues of $2.4 billion for fiscal 2010, is an S&P 500 company with more than 10,000 employees serving customers worldwide. To see how Pall is helping enable a greener, safer, more sustainable future, follow us on Twitter @PallCorporation or visit www.pall.com/green.

Forward-Looking Statements

The matters discussed in this report contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that the Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

Exhibit 99.1

The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I–Item 1A.–Risk Factors in the 2010 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including the effect of litigation and regulatory inquiries associated with the restatement of our prior period financial statements; the impact of legislative, regulatory and political developments globally and the impact of the uncertain global economic environment and the timing and strength of a recovery in the markets and regions we serve, and the extent to which adverse economic conditions may affect our sales volume and results; demand for our products and business relationships with key customers and suppliers, which may be impacted by their cash flow and payment practices, as well as delays or cancellations in shipments; our ability to obtain regulatory approval or market acceptance of new technologies; our ability to successfully complete our business improvement initiatives, which include integrating and upgrading our information systems and the effect of a serious disruption in our information systems; fluctuations in our effective tax rate; volatility in foreign currency exchange rates, interest rates and energy costs and other macro economic challenges currently affecting us; changes in product mix, market mix and product pricing, particularly relating to the expansion of the systems business; increase in costs of manufacturing and operating costs; our ability to achieve and sustain the savings anticipated from cost reduction and gross margin improvement initiatives; the effect of the restrictive covenants in our debt facilities; our ability to enforce patents and protect proprietary products and manufacturing techniques; our ability to successfully complete or integrate any acquisitions; our ability to attract and retain management talent; as well as the successful completion of the selection and integration of a new Company President and Chief Executive Officer; and the impact of pricing and other actions by competitors. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Contacts:
Pall Corporation
Investor Relations Inquiries:
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
516-801-9848
Pat_iannucci@pall.com

Media Relations:
Doug Novarro
Corporate Public Relations
516-801-9944
Doug_novarro@pall.com